Exhibit 99.1

RiceBran Technologies Announces Preliminary Results of Vote at Annual Shareholder Meeting

Large Majority of Shareholders Supported the Company’s Business Strategy and Incumbent Board

SCOTTSDALE, Arizona (June 28, 2016) – RiceBran Technologies (NASDAQ: RIBT and RIBTW) (the “Company”), a global leader in the production and marketing of value added products derived from rice bran, today announced that, based on preliminary noncumulative voting results reported by the independent inspector of elections (the “Inspector”) following the Company's 2016 Annual Meeting of Shareholders (the “Annual Meeting”), a large majority of shareholders have voted on the WHITE proxy card for the Company’s incumbent Board of Directors (the “Board”).

The Inspector also reported that the incumbent Board received more than 5.2 million votes, over 2 million more votes than LF-RB Group’s proposed slate of directors. The Board and LF-RB Group will now proceed with the cumulative voting process in accordance with the Company’s bylaws and applicable law. Based on preliminary numbers it appears likely that the LF-RB Group will be able to elect two, but no more than three, of their director candidates to the Board after the cumulating voting process has been completed. Further, the preliminary estimates lead us to believe that the incumbent Board will retain four or five of the Board’s seven seats – a majority of the Board.

The Company is mindful, however, that shareholders have voiced their desire to see changes to the composition of the Board. As a result, the Board made multiple settlement proposals to LF-RB Group that sought to establish a stronger Board.

Robert C. Schweitzer, Chairman of RiceBran Technologies, said, “We are pleased that shareholders have voted a clear majority of their shares in favor of the incumbent Board. This result is a testament to the progress the Board and management have made in implementing the Company’s strategic plan to deliver enhanced returns in the face of considerable economic and geo-political headwinds. LF-RB Group has so far rejected the Board’s very reasonable settlement proposals and continues to demand concessions that would effectively give them control of the Company, even though shareholders voted down their proposal for wholesale change. Nonetheless, the Board is fully committed to engaging in constructive discussions with LF-RB Group and to acting in the best interests of all shareholders.”

The preliminary vote count also indicates that RiceBran Technologies shareholders have approved all of the other proposals submitted for a vote at the Annual Meeting, including the compensation of the Company's named executive officers, and ratifying appointment of the Company's independent registered public accounting firm for the year ending December 31, 2016.

RiceBran Technologies will file final voting results with the Securities & Exchange Commission on a Form 8-K once they are certified by the independent inspector of elections.

About RiceBran Technologies

RiceBran Technologies is a packaged functional food, functional food ingredient, human food ingredient and animal nutrition company focused on the procurement, bio-refining and marketing of numerous products derived from traditional and organic rice bran. RiceBran Technologies has proprietary and patented technology that allows us to convert rice bran, one of the world's most underutilized food sources, into a number of highly nutritious packaged functional foods, functional food ingredients, human food ingredients and animal nutrition products. Our target markets are retailers, brand owners, wholesalers and manufacturers of packaged functional foods, functional food ingredients, human food ingredients and animal nutrition products, both domestically and internationally. More information can be found in the Company's filings with the SEC and by visiting our website at http://www.ricebrantech.com.

Forward-Looking Statements

This release includes forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. While these statements are made to convey to the public RiceBran’s progress, business opportunities and growth prospects, readers and listeners are cautioned that such forward-looking statements represent management’s opinion. Although management believes that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual results may differ materially from those described. RiceBran’s operations and business prospects are always subject to risk and uncertainties. Important factors that may cause actual results to differ are set forth in RiceBran’s filings with the SEC. RiceBran undertakes no obligation to update the results of these forward-looking statements to reflect events or circumstances after today or to reflect the occurrence of unanticipated events. This presentation does not constitute an offer to sell securities including but not limited to within any jurisdiction in which the sale of such securities would be unlawful. This presentation does not constitute a solicitation or offer to sell securities. Such offer and the information set forth herein have not been reviewed, approved or disapproved, nor has the accuracy or adequacy of the information set forth herein been passed upon, by the SEC or any state securities administrator. Any representation to the contrary is a criminal offense. An investment in the securities offered by RiceBran is speculative and involves a high degree of risk. Investment in the securities offered hereby is suitable only for persons of substantial financial means who can afford a total loss of their investment. RiceBran is a reporting company pursuant to the Securities Exchange Act of 1934, as amended, and makes periodic filings with the SEC at the SEC’s website at www.sec.gov. Prospective investors are urged to read these documents and any other relevant documents to be filed by RiceBran with the SEC when they become available because they contain and will contain important information.

Contacts:

Investors:
Ascendant Partners, LLC
Fred Sommer, 732-410-9810
fred@ascendantpartnersllc.com

Media:
ICR
Phil Denning, 646-277-1258
Phil.Denning@icrinc.com
or
Jason Chudoba, 646-277-1249
Jason.Chudoba@icrinc.com